EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 250,000 shares of Common Stock pertaining to the 1996 Stock Option Plan for Nonexecutive Employees and Consultants of TETRA Technologies, Inc. of our report dated February 19, 1997 with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                                /S/ Ernst & Young LLP
                                                Ernst & Young LLP

  Houston, Texas
  November 14, 1997